Exhibit 10.45

AMENDMENT TO THE

SECURITIES PURCHASE AGREEMENT

This Amendment Agreement (the “Amendment”), effective as of November 29, 2017, is in reference to the Securities Purchase Agreement entered into by and between Wecast Network, Inc. (now renamed ‘Seven Stars Cloud Group, Inc., hereinafter referred to as “Seller”), a Nevada corporation, and BT Capital Global Limited, a BVI entity (“Purchaser”), dated June 30, 2017 (the “Securities Purchase Agreement”) in connection with the sale and purchase of certain capital stock of various entities. The parties shall be referred to individually, or collectively as the “Parties”.

WHEREAS, in the Securities Purchase Agreement, Seller proposed to sell to Purchaser the following equities: 1) 13% of the outstanding capital stock of Nanjing Tops Game Co. Ltd., and 25% of the Pantaflix joint venture for a consideration of One Hundred Million RMB (100,000,000 RMB) to be paid in cash or stock, and 2) 80% of the outstanding capital stock of Zhong Hai Shi Xun Media Co., Ltd. for zero consideration;

WHEREAS, the Parties now wish to amend the transaction such that Seller will no longer sell to Purchaser the abovementioned equities of Nanjing Tops Game Co. Ltd, and the Pantaflix joint venture. Instead, Seller will only sell to Purchaser 80% of the outstanding capital stock of Zhong Hai Shi Xun Media Co., Ltd. for zero consideration;

THEREFORE, the Parties hereby agree to amend and restate Section 1.1(i) of the Securities Purchase Agreement as follows:

(i)	80% of the outstanding capital stock of Zhonghai Media in exchange for a total purchase price of $0.

Except as expressly provided in this Amendment, all other terms, conditions, and provisions of the Securities Purchase Agreement shall continue in force and effect. All capitalized terms used in this Amendment will have the same meaning given in the Securities Purchase Agreement unless otherwise defined herein. The Securities Purchase Agreement, as modified by this Amendment, contains the full and complete understanding between the Parties and supersedes all prior negotiations and understandings of the parties, and no modification of any provision hereof will be valid unless in a signed writing.

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IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

SEVEN STARS CLOUD GROUP, INC.

By:	/s/ Simon Wang

Its:	CFO

BT CAPITAL GLOBAL LIMITED

By:	/s/ Bruno Wu

Its:	Chairman

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